Notice of 1999
                                                            Annual Meeting
                                                            and Proxy Statement

[LOGO]

The New York Times Company

229 West 43d Street, New York, NY 10036
212 556-1234
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[LOGO] The New York Times Company
       229 West 43d Street, New York, NY 10036 (212) 556-1234

                                                                  March 10, 1999

To Our Stockholders:

      Our 1999 Annual Meeting of Stockholders will be held on Thursday, April 15, at 10:00 A.M., local time, at Town Hall, 123 West 43d Street, New York, NY 10036.

      The accompanying Notice of Annual Meeting and Proxy Statement set forth the business intended to be transacted. Time will be made available for a discussion of these items as well as for other questions about the business affairs of the Company. As usual, all stockholders will be sent a report of the meeting.

      George L. Shinn and William O. Taylor will be retiring from our Board of Directors next month and are not nominees for election at this year's Annual Meeting. They have served on our Board since 1978 and 1993 respectively. We are grateful for their immense contributions to the success of the Company, and we wish them well.

      We also note with sadness the death late last year of our Board member, A. Leon Higginbotham, Jr. Judge Higginbotham brought his formidable intelligence, sound judgment, profound integrity, personal warmth and welcome humor to his Board service. We will miss him.

      Raul E. Cesan and Henry B. Schacht are new nominees for election this year. We believe that their international business and general management experience will be valuable assets as the communications industry expands dramatically worldwide.

      It is important that your shares be represented at the meeting, whether or not you are personally able to attend. This year, registered stockholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient new services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the return envelope as promptly as possible. Your cooperation in this regard will be very much appreciated.

Sincerely yours,


ARTHUR SULZBERGER, JR.
Chairman of the Board

[LOGO] The New York Times Company
       229 West 43d Street, New York, NY 10036 (212) 556-1234

Notice of Annual Meeting of Stockholders
To be held April 15, 1999

To The Holders of Class A and Class B Common Stock of The New York Times
Company:

      The Annual Meeting of the holders of the Class A and Class B Common Stock of The New York Times Company (the "Company") will be held at Town Hall, 123 West 43d Street, New York, NY 10036, on Thursday, April 15, 1999, at 10:00 A.M., local time, for the following purposes:

            1.    To elect a Board of 14 members;

            2. To consider and act upon a proposal to approve amendments to the Company's 1991 Executive Stock Incentive Plan and 1991 Executive Cash Bonus Plan to preserve the tax deductibility of certain compensation paid thereunder;

            3. To ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the fiscal year ending December 26, 1999; and

            4. To transact such other business as may properly come before the meeting.

      Holders of the Class A and Class B Common Stock of record at the close of business on February 24, 1999, are entitled to notice of and to vote at this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of five of the 14 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to approve the amendments to the 1991 Executive Stock Incentive Plan and 1991 Executive Cash Bonus Plan, and for the ratification of the selection of Deloitte & Touche LLP as auditors for 1999. Class B stockholders are entitled to vote for the election of nine of the 14 directors and on all other matters presented to the meeting.

New York, NY
March 10, 1999

By Order of the Board of Directors


LAURA J. CORWIN
Vice President and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, ON THE INTERNET OR BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. THIS IS IMPORTANT FOR THE PURPOSE OF INSURING A QUORUM AT THE MEETING.

[LOGO]

                           The New York Times Company

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Solicitation of Proxies..................................................   1
  Voting Securities of the Company.......................................   1
  Principal Holders of Common Stock......................................   2
  Security Ownership of Management.......................................   5
  Section 16(a) Beneficial Ownership Reporting Compliance................   7
  The 1997 Trust.........................................................   7
  Globe Voting Trust.....................................................   8
Proposal Number 1: Election of Directors.................................   9
  Class A Directors......................................................   9
  Class B Directors......................................................  11
  Interest of Directors in Certain Transactions of the Company...........  12
  Certain Information about the Board of Directors.......................  13
  Compensation of Directors; Liability and Reimbursement Insurance.......  15
Compensation of Executive Officers.......................................  16
  Summary Compensation Table.............................................  16
  Option Grants in Last Fiscal Year......................................  17
  Aggregated Option Exercises in Last Fiscal Year, and FY-End
    Option Values........................................................  17
  Long-Term Incentive Plan Awards in Last Fiscal Year....................  18
  Pension Plan Table.....................................................  18
  Performance Presentation...............................................  19
  Compensation Committee Report..........................................  20
Proposal Number 2: Approval of Amendments to 1991 Executive Stock
    Incentive and 1991 Executive Cash Bonus Plans........................  22
  Purpose of Amendments..................................................  22
  Summary of Plans.......................................................  22
  Material Changes Effected by the Amendments............................  23
  New Benefits...........................................................  23
  Amendments; Non-Exclusivity............................................  23
  Recommendation and Vote Required.......................................  24
Proposal Number 3: Selection of Auditors.................................  24
Other Matters............................................................  25
  Discretionary Authority to Vote Proxy..................................  25
  Annual Report; Annual Report on Form 10-K..............................  25
  Submission of Stockholder Proposals....................................  25

The New York Times Company
Proxy Statement

1999 Annual Meeting of Stockholders

--------------------------------------------------------------------------------
Solicitation of Proxies
--------------------------------------------------------------------------------

      The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held April 15, 1999, and at any adjournment or adjournments thereof. Each valid proxy received in time will be voted at the meeting, and, if a choice is specified, it will be voted in accordance with such specification. If no choice is specified, the shares will be voted as recommended by the Directors. The Company is sending this Proxy Statement and the proxies solicited hereby to its stockholders beginning on or about March 10, 1999. The Company will bear the cost of soliciting proxies, including the reimbursement to banks and brokers for reasonable expenses of sending proxy material to their principals. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, telephone, telegraph and facsimile for a fee of $6,500 plus out-of-pocket expenses. In addition, officers of the Company may solicit proxies in person or by mail, telephone or facsimile.

      This year registered stockholders can simplify their voting and save the Company expense by calling 1-800-OK2-VOTE (1-800-652-8683) or voting via the Internet at http://www.vote-by-net.com. Telephone and Internet voting is available 24 hours a day. Telephone and Internet voting information is provided on the proxy card. Control Numbers, located above stockholders' names and addresses on the lower left of their proxy cards, are designed to verify stockholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded. The Company has been advised by its counsel that the procedures which have been put in place are consistent with the requirements of applicable state law.

      If a bank or broker holds a stockholder's shares, the stockholder should follow the voting instructions on the form he or she receives. The availability of telephone or Internet voting will depend on the bank's or broker's voting processes.

      If stockholders do not choose to vote by telephone or Internet, they may return their proxy cards, properly signed, and their shares will be voted in accordance with their instructions. If stockholders vote by telephone or Internet, they should not return their proxy cards by mail.

      Stockholders may revoke their proxies at any time before they are voted at the meeting by executing a later-voted proxy by telephone, Internet or mail or by voting by ballot at the meeting.

      Beginning in 2000, the Company may decide to send to stockholders its proxy statement, annual report and proxy card via the Internet instead of by mail. If stockholders vote their proxies this year via the Internet, they will be asked to complete a form, indicating whether they would like to take part in this paperless process in future years.

Voting Securities of the Company

      The Company has two classes of outstanding voting securities, the Class A Common Stock, 10 cents par value, and the Class B Common Stock, 10 cents par value. On June 17, 1998, the Company effected a two-for-one stock split of both the Class A and Class B Common Stock in the form of a stock dividend. As of February 24, 1999, there were outstanding 178,874,315 shares of Class A Common Stock and 849,520 shares of Class B Common Stock. Only holders of record of the Class A or Class B Common Stock at the close of business on February 24, 1999, may vote at the meeting.

      Each share of stock is entitled to one vote. The Class A stockholders have limited voting rights and may vote for the election of five of the 14 directors. Class A and Class B stockholders, voting together as a single class, may vote on the proposal to approve the amendments to the 1991 Executive Stock Incentive Plan and 1991 Executive Cash Bonus Plan, and for the ratification of the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 26, 1999. The Class B stockholders may vote for the election of nine of the 14 directors and on all other matters presented to the meeting.

2


Principal Holders of Common Stock

      The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 24, 1999, more than 5% of the outstanding shares of either Class A or Class B Common Stock:

Name and Address                                         Shares (%)
-----------------------------------------    -----------------------------------
                                                 Class A            Class B
                                                ---------          ---------

 1997 Trust(1),(2).......................    2,138,810 (1.2%)    738,810 (87.0%)
 229 West 43d Street
 New York, NY 10036

 Lynn G. Dolnick1,(2),(3)................    2,182,612 (1.2%)    739,928 (87.1%)
 229 West 43d Street
 New York, NY 10036

 Marian S. Heiskell(1),(2),(4),(5).......   12,267,630 (6.8%)    741,780 (87.3%)
 229 West 43d Street
 New York, NY 10036

 Ruth S. Holmberg(1),(2),(4),(6).........   13,566,214 (7.6%)    741,180 (87.2%)
 100 East 10th Street
 Chattanooga, TN 37402

 Judith P. Sulzberger(1),(2),(4),(7).....   13,670,504 (7.6%)    741,180 (87.2%)
 229 West 43d Street
 New York, NY 10036

 Arthur Ochs Sulzberger(1),(2),(4),(8)...   15,449,554 (8.6%)    742,380 (87.4%)
 229 West 43d Street
 New York, NY 10036

 Globe Voting Trust(9)...................   10,675,505 (6.0%)          0
 William O. Taylor, Charles H. Taylor,
 Benjamin B. Taylor, Benjamin Beale Baker and Nancy B. Soulette, Trustees
 c/o Bingham Dana & Gould
 150 Federal Street
 Boston, MA 02110

 William O. Taylor(9),(10)...............   11,004,951 (6.1%)          0
 3 School Street
 Boston, MA 02108

 Charles H. Taylor(9),(11)...............   10,680,325 (6.0%)          0
 Globe Voting Trust
 c/o Bingham Dana & Gould
 150 Federal Street
 Boston, MA 02110

 Benjamin B. Taylor(9),(12)..............   11,184,284 (6.2%)          0
 135 Morrissey Boulevard
 Boston, MA 02107

Name and Address                                         Shares (%)
-----------------------------------------    -----------------------------------
                                                 Class A            Class B
                                                ---------          ---------

 Nancy B. Soulette(9),(13)...............   10,712,423 (6.0%)          0
 Globe Voting Trust
 c/o Bingham Dana & Gould
 150 Federal Street
 Boston, MA 02110

 Benjamin Beale Baker(9),(14)............   10,675,505 (6.0%)          0
 Globe Voting Trust
 c/o Bingham Dana & Gould
 150 Federal Street
 Boston, MA 02110

----------
1. Each of Dr. Dolnick, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger, as trustees of the 1997 Trust (as defined and described below in the "The 1997 Trust"), share voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under Securities and Exchange Commission ("SEC") regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, Dr. Dolnick, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger could be deemed to comprise a "group" within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 31,421,460 shares of Class A Common Stock, representing approximately 17.4% of the outstanding shares of Class A Common Stock, which shares include 751,208 shares issuable upon the conversion of 751,208 shares of Class B Common Stock and 709,116 shares issuable upon the exercise of options granted under the Company's stock option plans.

2. Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. For purposes of the table of Class A ownership, it has been assumed that each person listed therein as holding Class B Common Stock has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus all shares of Class B Common Stock held by the 1997 Trust and by Dr. Dolnick, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger have been included in the calculation of the total amount of Class A Common Stock owned by each such person as well as in the calculation of the total amount of Class B Common Stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3. In addition to the amounts of Class A and Class B Common Stock described in notes 1 and 2, the holdings reported for Dr. Dolnick include (a) 13,072 shares of Class A Common Stock and 1,118 shares of Class B Common Stock held jointly with her husband, (b) 928 shares of Class A Common Stock held by the Golden Family Charitable Fund, Inc., as to which Dr. Dolnick has sole voting and no investment power and (c) 28,684 shares of Class A Common Stock held by two trusts of which Dr. Dolnick is the sole trustee. These trusts were created by Dr. Dolnick's brother, Michael Golden, for the benefit of his daughters. Dr. Dolnick disclaims beneficial ownership of these shares.

4. The holdings of Class A Common Stock reported for Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger include a total of 5,260,300 shares of Class A Common Stock held in approximately equal amounts by four limited partnerships. Each individual has established one such limited partnership for estate planning purposes. The limited partnerships are managed, and thus, under SEC rules, beneficial ownership of these shares is held, by a limited liability company. Because control of this company is shared equally by its members, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger, the shares held by all four limited partnerships are included in the table as owned by each of them. The holdings of Class A Common Stock reported for Mrs. Heiskell, Mrs. Holmberg, Mr. Sulzberger and Dr. Sulzberger also include 450,036 shares of Class A Common Stock held by The Sulzberger Foundation, Inc., a private foundation of which they are officers and directors. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table for these individuals.

                                          (Footnotes continue on following page)

4


(Footnotes continued from preceding page)

5. In addition to the amounts of Class A and Class B Common Stock described in notes 1, 2 and 4, the holdings reported for Mrs. Heiskell include 4,378,708 shares of Class A Common Stock and 2,970 shares of Class B Common Stock held directly, 8,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options granted under the Company's Non-Employee Directors' Stock Option Plan, and 28,806 shares of Class A Common Stock held by a trust created by Mrs. Heiskell's mother for a child of Mr. Sulzberger. Mrs. Heiskell is a trustee of this trust.

6. In addition to the amounts of Class A and Class B Common Stock described in notes 1, 2 and 4, the holdings reported for Mrs. Holmberg include 5,692,618 shares of Class A Common Stock and 2,370 shares of Class B Common Stock held directly, 12,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options granted under the Company's Non-Employee Directors' Stock Option Plan, and 10,080 shares of Class A Common Stock held by three trusts created by Mr. Holmberg for his children. Mrs. Holmberg is a trustee of these trusts.

7. In addition to the amounts of Class A and Class B Common Stock described in notes 1, 2 and 4, the holdings reported by Dr. Sulzberger include 5,802,988 shares of Class A Common Stock, 2,370 shares of Class B Common Stock held directly, and 16,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options granted under the Company's Non-Employee Directors' Stock Option Plan.

8. In addition to the amounts of Class A and Class B Common Stock described in notes 1, 2 and 4, the holdings reported for Mr. Sulzberger include 5,394,916 shares of Class A Common Stock and 3,570 shares of Class B Common Stock held directly, 28,806 shares of Class A Common Stock held by a trust of which Mr. Sulzberger is a trustee, which was created by his mother for a child of Mr. Sulzberger, 1,500,000 shares of Class A Common Stock held by a trust created by Mrs. Heiskell of which Mr. Sulzberger is the trustee, and 673,116 shares of Class A Common Stock which could be acquired within 60 days pursuant to options granted under the Company's Executive Incentive Compensation Plan and the Company's 1991 Executive Stock Incentive Plan (the "Plans") and the Company's Non-Employee Directors' Stock Option Plan. The holdings of Class A Common Stock reported for Mr. Sulzberger exclude 6,675 shares of Class A Common Stock owned by his wife as her separate property.

9. Messrs. Taylor, Ms. Soulette and Mr. Baker, as trustees of the Globe Voting Trust (as described below in "Globe Voting Trust"), share voting power with respect to the 10,675,505 shares of Class A Common Stock held by the Globe Voting Trust. Except as set forth in this note 9 and below in notes 10-14, Messrs. Taylor, Ms. Soulette and Mr. Baker have no economic interest in these shares and have no beneficial interest in the Globe Voting Trust. Because Messrs. Taylor, Ms. Soulette and Mr. Baker have the power to vote these shares, SEC rules require inclusion of such shares in the table as beneficially owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

10. The holdings reported for Mr. William O. Taylor include the following 329,947 shares of Class A Common Stock in which Mr. Taylor has an economic interest: (a) 248,573 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor is a co-trustee and sole beneficiary, (b) 1,260 shares held by Mr. Taylor's wife and (c) 80,114 shares of Class A Common Stock which could be acquired within 60 days pursuant to options granted under the Plans. The holdings reported for Mr. Taylor also include 248,072 shares of Class A Common Stock held by three trusts of which Mr. Taylor is a co-trustee. Mr. Taylor has no economic interest in these shares and is not a beneficiary of such trusts with respect to such shares. Because Mr. Taylor shares the power to vote, and in some cases, to dispose of or direct the disposition of, these shares, SEC rules require inclusion of such shares in the table as beneficially owned by Mr. Taylor.

11. The holdings reported for Mr. Charles H. Taylor include the following 579,820 shares in which Mr. Taylor has an economic interest: (a) 4,820 shares held directly, (b) 117,000 shares held through ownership of units in the Globe Voting Trust by Mr. Taylor, and (c) 458,000 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor is a co-trustee and a co-beneficiary as to income. The holdings reported for Mr. Taylor also include 399,312 shares of Class A Common Stock held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor is a co-trustee. Mr. Taylor is a contingent beneficiary with respect to such shares.

12. The holdings reported for Mr. Benjamin B. Taylor include the following 617,571 shares in which Mr. Taylor has an economic interest: (a) 4,175 shares held directly, (b) 344,230 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor is a co-trustee and sole beneficiary, (c) 75,000 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor's wife is a co-trustee and his descendants are the sole beneficiaries, (d) 10,686 shares held through ownership of units in the Globe Voting Trust by Mr. Taylor as

                                          (Footnotes continue on following page)

(Footnotes continued from preceding page)

      custodian for the benefit of his children, (e) 2,676 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor's wife is a co-trustee and sole beneficiary, and (f) 180,804 shares which could be acquired pursuant to options granted under the Plans (of which 10,653 options have been transferred to the trust of which Mr. Taylor's wife is a co-trustee and his descendants are the sole beneficiaries) or pursuant to options granted under stock option plans of Affiliated Publications, Inc., former parent company of The Boston Globe ("API") (these options were converted into options to purchase Class A Common Stock upon the acquisition of API by the Company). The holdings reported for Mr. Taylor also include 323,800 shares of Class A Common Stock held through two trusts (other than the Globe Voting Trust) of which Mr. Taylor is co-trustee. Mr. Taylor has no economic interest in these shares and is not a beneficiary of either trust with respect to such shares. Because Mr. Taylor shares the power to vote and, in some cases, to dispose or direct the disposition of these shares, SEC rules require the inclusion of such shares in the table as beneficially owned by Mr. Taylor.

13. The shares reported for Ms. Soulette include the following 184,438 shares in which Ms. Soulette has an economic interest: (a) 36,918 shares held directly, and (b) 147,520 shares held through ownership of units in the Globe Voting Trust by a trust of which Ms. Soulette is a co-trustee and sole beneficiary.

14. The shares reported for Mr. Baker include 553,314 shares in which Mr. Baker has an economic interest, which shares are held through ownership of units in the Globe Voting Trust by Mr. Baker.

Security Ownership of Management

      The following table shows the beneficial ownership, reported to the Company as of February 24, 1999, of Class A and Class B Common Stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B Common Stock into Class A Common Stock) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each nominee, the chief executive officer and the four other most highly compensated executive officers of the Company during 1998 and all directors, nominees and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1997 Trust and the Globe Voting Trust, whose trustees share voting and, in some cases, investment power with respect thereto. See "The 1997 Trust" and "Globe Voting Trust."

----------

                                                 Class A            Class B
                                                --------           --------
John F. Akers(1).........................       22,030 (*)             0
  Director

Brenda C. Barnes(2)......................        6,000 (*)             0
  Director

Raul E. Cesan............................            0                 0
  Nominee for Director

Richard L. Gelb(3).......................       38,000 (*)             0
  Director

Michael Golden(4),(5)....................      121,897 (*)         1,120 (*)
  Vice Chairman,
  Senior Vice President and Director

Robert A. Lawrence(1)....................       49,996 (*)             0
  Director

Russell T. Lewis(6)......................       96,348 (*)             0
  President, Chief Executive Officer
  and Director

Ellen R. Marram(2).......................        8,000 (*)             0
  Director

John M. O'Brien(7).......................       44,591 (*)             0
  Senior Vice President and
  Chief Financial Officer

Charles H. Price II(3)...................       22,000 (*)             0
  Director

6


Janet L. Robinson(8).....................      162,897 (*)             0
  President and General Manager
  of The New York Times

Henry B. Schacht.........................            0                 0
  Nominee for Director

George L. Shinn(9).......................       20,000 (*)             0
  Director

Donald M. Stewart(9).....................       21,233 (*)             0
  Director

Arthur Ochs Sulzberger(5),(10)...........   15,449,554 (8.6%)    742,380 (87.4%)
  Chairman Emeritus and Director

Arthur Sulzberger, Jr.(5),(11)...........      194,907 (*)           960 (*)
  Chairman of the Board and
  Publisher of The New York Times

Judith P. Sulzberger(5),(10).............   13,670,504 (7.6%)    741,180 (87.2%)
  Director

William O. Taylor(12)....................   11,004,951 (6.1%)          0
  Chairman Emeritus of Globe
  Newspaper Company, Inc. and Director

All Directors, Nominees and Executive
  Officers(5) (28 individuals)...........   33,896,161 (18.7%)   747,948 (88.0%)

----------
* Less than 1%.

1. The amount reported for this director includes 14,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

2. The amount reported for this director includes 4,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

3. The amount reported for this director includes 20,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

4. The amount reported for Mr. Golden includes 32,630 shares of Class A Common Stock held directly; 832 shares held by the Golden Family Charitable Fund Inc., as to which Mr. Golden has sole voting and no investment power, and of which Mr. Golden disclaims beneficial ownership; 87,315 shares which could be acquired within 60 days pursuant to options under the Plans (of which 28,305 options have been transferred to a family limited partnership); and 1,120 shares which could be acquired upon conversion of Mr. Golden's 1,120 shares of Class B Common Stock. The holdings of Class A Common Stock reported for Mr. Golden exclude 700 shares held by Mr. Golden's wife.

5. Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. For purposes of the presentation of ownership of Class A Common Stock in this table, it has been assumed that each director, nominee and executive officer has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus all shares of Class B Common Stock held by the directors, nominees and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A Common Stock owned by such persons as well as in the calculation of the total amount of Class B Common Stock owned by such persons.

6. The amount reported for Mr. Lewis includes 92,168 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Plans (of which 29,673 options have been transferred to his two children).

7. The amount reported for Mr. O'Brien includes 38,187 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Plans.

8. The amount reported for Ms. Robinson includes 149,791 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Plans.

                                          (Footnotes continue on following page)

(Footnotes continued from preceding page)

9. The amount reported for this director includes 16,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

10. See "Principal Holders of Common Stock" and "The 1997 Trust" for a discussion of this director's holdings.

11. The amount reported for Mr. Sulzberger, Jr. includes 41,138 shares of Class A Common Stock held directly; 18,338 shares held by trusts of which Mr. Sulzberger, Jr. is a trustee, which were created by Mr. Sulzberger, Jr.'s cousin for the benefit of the latter's children and of which Mr. Sulzberger, Jr. disclaims beneficial ownership; 134,471 shares which could be acquired within 60 days pursuant to options under the Plans (of which 70,126 options have been transferred to a family limited partnership); and 960 shares which could be acquired upon conversion of Mr. Sulzberger, Jr.'s 960 shares of Class B Common Stock. The holdings of Class A Common Stock reported for Mr. Sulzberger, Jr. exclude 21,010 shares held by Mr. Sulzberger, Jr.'s wife as custodian for their minor children.

12. See "Principal Holders of Common Stock" and "Globe Voting Trust" for a discussion of Mr. Taylor's holdings.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Company's directors and executive officers and the beneficial holders of more than 10% of the Class A Common Stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 1998 except that John F. Akers filed a late report respecting the sale of 15 shares, Leonard P. Forman filed a late report respecting the sale of shares and the exercise of stock options, and James W. FitzGerald, former executive officer, filed a late report respecting the exercise of options and the sale of shares.

The 1997 Trust

      Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger (the "grantors") (see "Principal Holders of Common Stock") have executed an indenture creating a trust (the "1997 Trust") for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class A and Class B Common Stock previously held by four separate trusts (the "1986 Trusts"), one for the benefit of each of the grantors and his or her family. The 1986 Trusts were terminated by unanimous vote by the trustees thereof on June 24, 1997, and on July 11, 1997, the assets of each 1986 Trust were transferred back to its grantor. As a result of the two-for-one stock split effected on June 17, 1998, the 1997 Trust currently holds 738,810 shares of Class B Common Stock and 1,400,000 shares of Class A Common Stock. The four grantors and Lynn G. Dolnick, daughter of Mrs. Holmberg, are the initial trustees of the 1997 Trust.

      The 1997 Trust will continue in existence until the expiration of 21 years after the death of the survivor of all descendants of the mother of the grantors, Mrs. Iphigene Ochs Sulzberger ("Mrs. Sulzberger"), living on June 24, 1997. The Indenture of Trust is subject to the terms and provisions of a shareholders agreement (the "Shareholders Agreement") among the grantors, their children and the Company, which restricts the transfer of Class B Common Stock transferred to the 1997 Trust by requiring, prior to any sale or transfer, the offering of those shares among the other family shareholders (including the 1997 Trust) and then to the Company at the Class A Common Stock market price then prevailing (or if the Company is the purchaser, at the option of the selling shareholder, in exchange for Class A Common Stock on a share-for-share basis), and the conversion of such shares into Class A Common Stock if such purchase rights are not exercised and the shares are to be transferred to a person or persons other than family shareholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

      In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company's jurisdiction of incorporation), consolidation or plan of liquidation in which the Class B Common Stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing shareholder will convert his or her shares of Class B Common Stock into Class A Common Stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A Common Stock would receive in such a transaction. Except for the foregoing, each signing

8


shareholder has agreed not to convert any shares of Class B Common Stock received from a trust created under the will of Adolph S. Ochs into Class A Common Stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

      The trustees of the 1997 Trust, subject to the limited exceptions described below, are directed to retain the Class B Common Stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A Common Stock and to vote such Class B Common Stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the trustees unless they unanimously determine that the primary objective of the 1997 Trust, which is to maintain the editorial independence and integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare, can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B Common Stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement. Similarly, any sale by the 1997 Trust of Class B Common Stock upon such determination can be made only in compliance with the Shareholders Agreement.

      The trustees of the 1997 Trust are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B Common Stock held by the 1997 Trust; (ii) to fill any vacancy in the office of trustee; (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B Common Stock or the manner in which such shares may be distributed, sold or converted. The trustees act by the affirmative vote of four trustees, except that prior to any sale or distribution of Class B Common Stock outside of the 1997 Trust, any conversion of Class B Common Stock or a vote to approve a merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the trustees, the trustees must unanimously determine that the primary purpose of the 1997 Trust as described above is best achieved by such sale or distribution, conversion or other transaction. Unanimity is also required for the amendment of those provisions of the Trust Indenture which may be amended. None of the grantors may be removed as trustee of the 1997 Trust unless the remaining four trustees determine that such individual is physically or mentally incapable of performing adequately as a trustee. A trustee who is not one of the grantors may be removed by the unanimous agreement of the other four trustees. A trustee who is not a grantor shall serve for a term of five years. When a vacancy in the position of trustee occurs, a new trustee shall be elected by the beneficiaries of the 1997 Trust.

      Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B Common Stock held by such trust will be distributed to the descendants then living of Mrs. Sulzberger.

Globe Voting Trust

      The Globe Voting Trust was established on October 1, 1954, and amended on October 1, 1993, the effective date of the Company's acquisition of API, then the parent company of The Boston Globe (the "API Acquisition"). As of February 24, 1999, units in the Globe Voting Trust represented 10,675,505 shares of Class A Common Stock received pursuant to the API Acquisition, principally by descendants of the two founders of The Boston Globe or by trusts for their benefit.

      The trustees of the Globe Voting Trust have the sole power to exercise all voting rights of stockholders with respect to shares of the Company's Class A Common Stock deposited therein. Holders of Globe Voting Trust units, subject to certain disposition restrictions contained in the Globe Voting Trust, have the power to dispose, or to direct the disposition, of Globe Voting Trust units or the underlying shares of the Company's Class A Common Stock. The Globe Voting Trust restricts the number of shares of Class A Common Stock subject thereto that can be sold by any one person in a year, restricts sales to broker's transactions and sales to the Company, and requires that the trustees of the Globe Voting Trust give notice to the Company if any holder of Globe Voting Trust units withdraws from the Globe Voting Trust more than 10,000 shares in the aggregate in any calendar year. Such restrictions and requirements do not apply to the sale or gift to another beneficiary of such trust or a descendant of the two founders of The Boston Globe; however, in such case the transferee shall be subject to the terms of the Globe Voting Trust. The Globe Voting Trust terminates on September 30, 2003. Each of William O. Taylor and Benjamin B. Taylor is one of the five trustees of the Globe Voting Trust.

      The Globe Voting Trust is not the beneficial owner of any of the shares of Class B Common Stock of the Company.

--------------------------------------------------------------------------------
Proposal Number 1
Election of Directors
--------------------------------------------------------------------------------

      The persons named as proxies intend (unless authority is withheld) to vote for the election as directors of the persons hereinafter named (the "Nominees"), upon their nomination for such office at the Annual Meeting. Directors so elected will hold office until the next Annual Meeting and until their successors are elected and qualified.

      The Certificate of Incorporation of the Company provides that Class A stockholders have the right to vote for the election of 30% of the Board of Directors, or the nearest larger whole number, if such percentage is not a whole number. Accordingly, the Class A stockholders will elect five of the 14 directors, and Class B stockholders will elect nine directors. Directors are elected by a plurality of the votes cast.

      The five Nominees for election as directors by the Class A stockholders are Raul E. Cesan, Robert A. Lawrence, Charles H. Price II, Henry B. Schacht and Donald M. Stewart. The nine Nominees for election as directors by the Class B stockholders are John F. Akers, Brenda C. Barnes, Richard L. Gelb, Michael Golden, Russell T. Lewis, Ellen R. Marram, Arthur Ochs Sulzberger, Arthur Sulzberger, Jr. and Judith P. Sulzberger. Arthur Ochs Sulzberger and Judith P. Sulzberger are siblings. Arthur Sulzberger, Jr. is the son of Arthur Ochs Sulzberger. Michael Golden is the nephew of Arthur Ochs Sulzberger and Judith P. Sulzberger. All of the Nominees other than Mr. Cesan and Mr. Schacht are currently directors of the Company and were elected at the Annual Meeting of Stockholders held on April 16, 1998, for which proxies were solicited. In accordance with the Company's policy with respect to the retirement of directors, George L. Shinn and William O. Taylor, currently directors, are not standing for election at this year's Annual Meeting.

      Messrs. Taylor and Lawrence were initially elected directors by the Board and appointed to the Finance and Compensation Committees, respectively, in October 1993, immediately following the consummation of the API Acquisition. Mr. Taylor was formerly Chairman of the Board of API, and Mr. Lawrence was a director of API. Their election to the Company's board and Committee memberships were required through 1998 by the Agreement and Plan of Merger, dated as of June 11, 1993, as amended as of August 12, 1993, among the Company, its subsidiary, Sphere, Inc., and API.

      If any of the Nominees should become unavailable for election, all uninstructed proxies will be voted for the election of such other person or persons as may be designated by the Board, but the Board has no reason to anticipate that this will occur. The following information is furnished with respect to each of the Nominees and is based on information submitted by the person named:

--------------------------------------------------------------------------------
                Name, Principal Occupation, and Other Information
--------------------------------------------------------------------------------

Class A Directors

[PHOTO OMITTED]

RAUL E. CESAN

President and Chief Operating Officer of Schering-Plough Corporation, from 1998

Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998), President of Schering Laboratories (from 1992 to 1994), President of Schering-Plough International (from 1988 to 1992)

Director of Schering-Plough Corporation and Frontier Corporation

Age: 51

10


--------------------------------------------------------------------------------
                Name, Principal Occupation, and Other Information
--------------------------------------------------------------------------------

[PHOTO OMITTED]

ROBERT A. LAWRENCE

Director of various corporations and not-for-profit entities

Partner, Saltonstall & Co. (family trust and investment office), from 1984 to
1996

Director or Trustee of 28 funds managed by Metropolitan Life Insurance Co., State Street Research and Management Co. and affiliates; Director of Fifty Associates (a real estate investment trust)

Director Since: 1993

Committee Memberships: Nominating (Chairman), Compensation and ERISA

Age: 72


[PHOTO OMITTED]

THE HONORABLE CHARLES H. PRICE II

Director of various corporations and not-for-profit entities

Chairman, Mercantile Bank of Kansas City, from 1992 to 1996, and Director, Mercantile Bancorp (bank holding company), from 1992 to 1996

Director of Hanson PLC, Texaco Inc. and U.S. Industries, Inc.

United States Ambassador to the United Kingdom of Great Britain and Northern Ireland from 1983 to 1989

Director Since: 1989

Committee Memberships: Compensation and Employee Stock Purchase Plan ("ESPP")

Age: 67


[PHOTO OMITTED]

HENRY B. SCHACHT

Director and Senior Advisor, E.M. Warburg, Pincus & Co., LLC, from 1999

Senior Advisor (from 1998 to 1999), Chairman (from 1996 to 1998) and Chief Executive Officer (from 1996 to 1997), Lucent Technologies Inc.

Chairman (from 1977 to 1995) and Chief Executive Officer (from 1973 to 1994), Cummins Engine Company, Inc.

Director of Aluminum Company of America (Alcoa), Chase Manhattan Corporation and The Chase Manhattan Bank, Cummins Engine Company, Inc., Johnson & Johnson, Knoll, Inc. and Lucent Technologies Inc.

Age: 64


[PHOTO OMITTED]

DONALD M. STEWART

President of The College Board (association of high schools and colleges, sponsor of Scholastic Assessment Tests and other academic activities), from 1987

Director of Principal Financial Group (Bankers Life of Iowa Insurance Company) and Campbell Soup Company, Trustee of Educational Broadcasting Corporation (Thirteen/ WNET-TV)

Director Since: 1986

Committee Memberships: ERISA (Chairman), Audit and Nominating

Age: 60

--------------------------------------------------------------------------------
                Name, Principal Occupation, and Other Information
--------------------------------------------------------------------------------

Class B Directors


[PHOTO OMITTED]

JOHN F. AKERS

Director of various corporations

Chairman (from 1986 to 1993), Director (from 1983 to 1993), Chief Executive Officer (from 1985 to 1993), and President (from 1983 to 1989), International Business Machines Corporation

Director of PepsiCo, Inc., Springs Industries, Inc., Zurich Insurance Company-U.S., Lehman Brothers Holdings, Inc., Hallmark Cards, Inc. and W.R. Grace & Co.

Director Since: 1985

Committee Memberships: Finance (Chairman), Compensation and Nominating

Age: 64


[PHOTO OMITTED]

BRENDA C. BARNES

Director of various corporations

President and Chief Executive Officer (from 1996 to 1997) and Chief Operating Officer (from 1993 to 1996), Pepsi-Cola North America; President (1992), Pepsi-Cola South

Director of Sears, Roebuck and Co., Avon Products, Inc., Starwood Hotels & Resorts, LucasArts Entertainment Company LLC and LucasDigital Ltd.

Director Since: 1998

Committee Memberships: Finance and ERISA

Age: 45


[PHOTO OMITTED]

RICHARD L. GELB

Consultant and Director of various corporations and not-for-profit entities

Chairman Emeritus (from 1995), Chairman (from 1976 to 1995), President (from 1967 to 1976), Chief Executive Officer (from 1972 to 1994) and Director (from
1960), Bristol-Myers Squibb Company (a diversified worldwide health and personal care company)

Director Since: 1974

Committee Memberships: Compensation (Chairman), Finance and Nominating

Age: 74


[PHOTO OMITTED]

MICHAEL GOLDEN

Vice Chairman and Senior Vice President of the Company, from 1997

Vice President, Operations Development, of the Company (from 1996 to 1997); Executive Vice President, NYT Sports/Leisure Magazines and Vice President and Publisher, Tennis magazine (from 1995 to 1996) and Executive Vice President and General Manager (from 1994 to 1995) and Senior Vice President and General Manager (from 1993 to 1994), NYT Women's Magazines

Director Since: 1997

Age: 49


[PHOTO OMITTED]

RUSSELL T. LEWIS

President (from 1996) and Chief Executive Officer (from 1997) of the Company

Chief Operating Officer of the Company (from 1996 to 1997), President and General Manager (from 1993 to 1996), Deputy General Manager (from 1991 to 1993), Senior Vice President, Production (from 1988 to 1991) and Senior Vice President, Circulation (from 1984 to 1988), The New York Times

Director Since: 1997

Age: 51

12


--------------------------------------------------------------------------------
                Name, Principal Occupation, and Other Information
--------------------------------------------------------------------------------


[PHOTO OMITTED]

ELLEN R. MARRAM

Director of various corporations and not-for-profit entities

President (from 1993 to 1998) and Chief Executive Officer (from 1997 to 1998), Tropicana Beverage Group, and Executive Vice President, The Seagram Company Ltd. and Joseph E. Seagram & Sons Inc., from 1993 to 1998

Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company, from 1988 to 1993

Director of Ford Motor Company

Director Since: 1998

Committee Memberships: Audit and Nominating

Age: 52


[PHOTO OMITTED]

ARTHUR OCHS SULZBERGER

Chairman Emeritus, from 1997

Chairman and Chief Executive Officer of the Company, from 1973 to 1997; Publisher, The New York Times, from 1963 to 1992

Director Since: 1959

Committee Membership: Nominating

Age: 73


[PHOTO OMITTED]

ARTHUR SULZBERGER, JR.

Chairman of the Company, from 1997, and Publisher, The New York Times, from 1992

Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to
1988), The New York Times

Director Since: 1997

Committee Membership: Nominating

Age: 47


[PHOTO OMITTED]

JUDITH P. SULZBERGER

Physician, Columbia College of Physicians & Surgeons, from 1992 (Genome Center, from 1996)

Director Since: 1974

Committee Memberships: Finance and ESPP

Age: 75


Interest of Directors in Certain Transactions of the Company

      1. In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of the Company. Such transactions are conducted on an arm's length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

      2. During 1998, Arthur Sulzberger, Jr., Arthur Ochs Sulzberger's son, was employed as Chairman of the Company and Publisher of The New York Times; Michael Golden, Ruth S. Holmberg's son, was employed as Vice Chairman and Senior Vice President of the Company; Stephen Golden, Mrs. Holmberg's son, was employed as Vice President, Forest Products, Health, Safety and Environmental Affairs, of the Company and President of the Company's Forest Product Group; Daniel Cohen, Judith P. Sulzberger's son, was employed as Senior Vice President, Advertising, in the Advertising

Department of The New York Times (Effective March 21, 1999, Mr. Cohen will resign this position and become a television programming consultant to The Times for one year.); and Susan W. Dryfoos, Marian S. Heiskell's daughter, was employed as Director, Times History Productions. With respect to services performed for the Company in 1998, Mr. Stephen Golden earned $251,845 and a bonus of $102,297; Mr. Cohen earned $243,000 and a bonus of $91,195; and Ms. Dryfoos earned $130,000 and a bonus of $32,508. See "Compensation of Executive Officers" for a description of Mr. Sulzberger, Jr.'s and Mr. Michael Golden's compensation.

      3. During 1998, Globe Newspaper Company (which is the Company's subsidiary that owns The Boston Globe) employed Mr. Taylor pursuant to an employment agreement that was entered into in connection with the API Acquisition. This employment agreement expired upon Mr. Taylor's retirement on October 1, 1998.

Certain Information about the Board of Directors

      The Company has standing Audit, Compensation, Employee Retirement Income Security Act ("ERISA"), Employee Stock Purchase Plan ("ESPP"), Finance and Nominating Committees.

      During 1998, the Board of Directors had seven meetings. In addition, its standing committees, Audit, Compensation, ERISA, ESPP, Finance and Nominating, held a total of 18 meetings. All directors of the Company attended 75% or more of the total meetings of the Board and committees of the Board of which they are members, except for Arthur Ochs Sulzberger who, due to a prior commitment outside the country, attended only 70% of the meetings.

14


      In summary, the functions performed by these committees, their number of meetings and memberships are as follows:

--------------------------------------------------------------------------------
  Name of Committee           Functions of the Committee             Meetings in
     and Members                                                        1998
--------------------------------------------------------------------------------

Audit                   o selects the independent auditors for the          3
                          Company, subject to ratification by the
George L. Shinn,          stockholders
Chairman                o reviews the scope and results of the
Ellen R. Marram           annual audit
Donald M. Stewart       o approves the services to be performed by
                          the independent auditors
                        o reviews the independence of the auditors
                        o reviews the performance and fees of the
                          independent auditors
                        o reviews the adequacy of the system of
                          internal accounting controls
                        o reviews the scope and results of internal
                          auditing procedures
--------------------------------------------------------------------------------
Compensation            o adopts and oversees the administration of         4
                          compensation plans for executive officers
Richard L. Gelb,          and senior management of the Company
Chairman                o determines awards granted senior
John F. Akers             management under such plans
Robert A. Lawrence      o approves remuneration arrangements for
Charles H. Price II       senior management, including all executive
                          officers of the Company
                        o reviews the reasonableness of all such
                          compensation
--------------------------------------------------------------------------------
ERISA                   o appoints the members of the employee              2
                          benefits committee of the Company
Donald M. Stewart,      o appoints and reviews the performance of
Chairman                  the trustees and investment managers of
Brenda C. Barnes          the Company's pension plans and related
Robert A. Lawrence        trusts
George L. Shinn
--------------------------------------------------------------------------------
ESPP                    o oversees the administration of the                1
                          Employee Stock Purchase Plan for eligible
George L. Shinn,          employees of the Company and its
Chairman                  subsidiaries
Charles H. Price II     o has authority to adopt, administer and
Judith P. Sulzberger      interpret such rules and regulations
                          concerning the ESPP and offerings
                          thereunder as it deems advisable
--------------------------------------------------------------------------------
Finance                 o reviews the financial policies of the             5
                          Company, including, without limitation,
John F. Akers,            dividend policy, repurchase of the
Chairman                  Company's stock, short- and long-term
Brenda C. Barnes          financing, material acquisitions and
Richard L. Gelb           dispositions and capital expenditures
Judith P. Sulzberger
William O. Taylor
--------------------------------------------------------------------------------
Nominating              o screens and recommends candidates to fill         3
                          vacancies on the Board of Directors
Robert A. Lawrence,
Chairman
John F. Akers
Richard L. Gelb
Ellen R. Marram
Donald M. Stewart
Arthur Ochs
Sulzberger
Arthur Sulzberger,
Jr.
--------------------------------------------------------------------------------

      Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Compensation of Directors; Liability and Reimbursement Insurance

      Under the By-Laws, the directors do not receive a salary for their services, but may receive an annual retainer and a fixed sum for attendance at Board and committee meetings. Pursuant to resolutions of the Board, non-employee directors receive an annual retainer of $25,000, payable in quarterly installments of $6,250 and a fee of $1,000 for attendance at each Board and committee meeting. In addition, they are paid their expenses of attendance. For 1998, the Company paid $452,413 in the form of retainers, meeting fees and expenses of attendance. In addition, in 1991 each non-employee director began receiving options annually to purchase 1,000 shares of the Company's Class A Common Stock pursuant to the Company's Non-Employee Directors' Stock Option Plan. In 1997, the annual grant was increased to 2,000 options. As a result of the two-for-one stock split effected on June 17, 1998, the annual grant currently is 4,000 options. Such options, which are granted each year on the date of the Company's annual stockholders meeting with an exercise price equal to the market value of the Class A Common Stock on such date, become exercisable on the date of the next succeeding annual meeting and remain exercisable for ten years from the date of grant.

      Each director may participate in the Company's Matching Gifts Program, pursuant to which the Company will match 150% of charitable contributions made by such directors to colleges, schools, cultural or environmental organizations, up to a maximum Company contribution of $4,500 per person per year.

      The Company maintains life insurance on the life of each director who is not also an employee of the Company in the amount of $100,000. The income required by the Internal Revenue Service to be imputed in 1998 to non-employee directors because of the life insurance coverage was $4,401 in the aggregate. The Company also maintains life insurance in the amount of $25,000 on the life of each non-employee director who retired after 1991.

      The Company purchased combined insurance including directors and officers' liability insurance, effective December 21, 1998, for a period of three years. The aggregate limit for the combined insurance is $200 million for the three-year term and the total cost to the Company is $2,990,000. If the $200 million limit of liability is exhausted in covering claims not involving directors and officers' liability, there is a separate $50 million side limit available for directors and officers' liability. The insurance carriers are Continental Casualty Company, Great Lakes (UK) PLC, Gulf Insurance Company, Reliance Insurance Company, Federal Insurance Company, Liberty Mutual Insurance Company, St. Paul Fire & Marine Insurance Company and Starr Excess Liability Insurance Company Ltd.

16


--------------------------------------------------------------------------------
Compensation of Executive Officers
--------------------------------------------------------------------------------

      The following tables and discussion summarize the compensation for the fiscal year ended December 27, 1998, of the chief executive officer of the Company and each of the four other most highly compensated executive officers of the Company.

Summary Compensation Table

                                                                                            Long-Term
                                                                                          Compensation
                                                                                          ------------

                                                        Annual Compensation                   Awards
                                               ---------------------------------------        ------
              (a)                     (b)         (c)          (d)            (e)               (f)               (g)
                                                                            Other
                                                                            Annual
                                               Salary(1)      Bonus     Compensation(2)   Stock Options(3) Compensation(4)
Name and Principal Position          Year         ($)          ($)            ($)               (#)               ($)
---------------------------          ----      ---------      -----     ---------------   ---------------- ---------------
Arthur Sulzberger, Jr............    1998       575,000      530,319          2,335           150,000            3,500
     Chairman of the Board           1997       485,833      510,200              0           151,680(5)         3,500
     and Publisher of The New        1996       450,000      510,200              0            80,114            3,500
     York Times

Russell T. Lewis.................    1998       570,000      503,100         11,807           150,000            4,800
     President and Chief Executive   1997       497,500      665,800          6,888           118,694            4,800
     Officer                         1996       418,785      463,450          7,108            97,654            4,500

Michael Golden ..................    1998       366,000      255,420            351            80,000            4,800
     Vice Chairman and               1997       282,667      198,166          1,097            69,028            4,800
     Senior Vice President           1996       250,000      158,600              0            22,096            4,500

John M. O'Brien..................    1998       392,700      307,943          8,399            80,000            4,800
     Senior Vice President and       1997       374,000      353,400          6,888            54,562            6,545
     Chief Financial Officer         1996       338,410      318,016          6,888            54,562            4,500

Janet L. Robinson(6) ............    1998       395,100      233,244              0            70,000            4,800
     President & General Manager,
     The New York Times

----------

1.    Salaries are generally set and paid on a calendar year basis.

2.    Amounts shown in column (e) represent tax payment reimbursements.

3.    Adjusted for June 1998 two-for-one stock split.

4. Amounts shown in column (g) represent amounts contributed by the Company as 50% matching contributions for the first 6% of earnings contributed by or on behalf of the named individuals to the Company's Supplemental Retirement and Investment Plan.

5. At Mr. Sulzberger, Jr.'s request, 31,400 of such options were canceled in connection with a restructuring of executive compensation and the grant of Long-Term Performance Awards.

6. Ms. Robinson became an executive officer of the Company in 1998. Amounts shown for 1998 include all compensation earned in 1998.

Option Grants In Last Fiscal Year

                                                                                                               Grant Date
                                                       Individual Grants(1)(#)                                  Value(2)
----------------------------------------------------------------------------------------------------------------------------
                (a)                      (b)            (c)               (d)              (e)                     (f)
                                                     % of Total
                                                      Options
                                                     Granted to       Exercise or
                                       Options      Employees in      Base Price        Expiration             Grant Date
               Name                  Granted (#)    Fiscal Year         ($/SH)             Date             Present Value ($)
               -----                   -------      -----------       ----------       -----------           ---------------
Arthur Sulzberger, Jr..............    150,000          3.36            34.3438          12/17/2008            1,392,000
Russell T. Lewis...................    150,000          3.36            34.3438          12/17/2008            1,392,000
Michael Golden.....................     80,000          1.79            34.3438          12/17/2008              742,400
John M. O'Brien....................     80,000          1.79            34.3438          12/17/2008              742,400
Janet L. Robinson..................     70,000          1.57            34.3438          12/17/2008              649,600

----------
1. The options granted to the named individuals in 1998 become exercisable in installments of 25% of the original grant on each of the first through fourth anniversaries of the grant date. All options are for Class A Common Stock and have an exercise price equal to the market value of the stock on the grant date.

2. In accordance with the rules of the SEC, "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, adjusted to reflect an option term of 4.99 years, which represents the weighted average (by number of options) over the past 10 years of the length of time between the grant date of options under the Company's plans and their exercise date for all option exercises by the named executive officers and six others who were named executive officers during that period. The model also assumes: (a) an interest rate of 4.34% that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term of 4.99 years; (b) volatility of 24.9% calculated using weekly stock prices for the five years (260 weeks) prior to the grant date; and (c) dividends at the rate of $.38 per share, which was the annualized rate of dividends on a share of Class A Common Stock as of the grant date. Based on this model, the calculated value of the options on the December 17, 1998, grant date was determined to be $9.28 per option.

Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values1

                (a)                 (b)               (c-1)            (c-2)                 (d)                      (e)
                                                                                                                    Value of
                                                                                          Number of               Unexercised
                                                                                         Unexercised              In-the-Money
                                                                                         Options at                Options at
                                  Shares            Aggregate        Annualized          FY-End (#)                FY-End ($)
                                 Acquired             Value            Value            Exercisable/              Exercisable/
               Name           On Exercise (#)     Realized ($)(3)  Realized ($)(3)     Unexercisable(4)          Unexercisable(5)
               ----           ---------------     ---------------  ---------------     ----------------          ----------------
Arthur Sulzberger, Jr.......       44,334            1,070,267         288,132          134,471/300,297        2,134,383/1,461,511
Russell T. Lewis............            0                  N/A             N/A           92,168/305,106        1,332,270/1,542,545
Michael Golden..............       61,926            1,541,123         239,082           87,315/148,343          1,552,669/518,659
John M. O'Brien.............            0                  N/A             N/A           51,826/158,858            810,745/853,240
Janet L. Robinson...........        4,000               90,375          12,801          149,791/164,645          2,846,388/944,590

----------

1.    All options are for Class A Common Stock.

2. Market value of underlying securities at exercise minus the exercise price.

3. Aggregate Value Realized upon exercise (column c-1) divided by the number of years executive held applicable option before exercise.

4. Options granted to these executives under the Company's 1991 Executive Stock Incentive Plan become exercisable in four equal installments over a period of four years from the date of grant.

5. Market value of underlying securities at December 27, 1998 ($35.3125), minus the option exercise price.

18


Long-Term Incentive Plan Awards in Last Fiscal Year

      In 1998, the Company began a new long-term performance award program for senior executives. As shown in the following table, two grants were made in 1998: one early in the year for the 1998-2000 cycle and one in December for the 1999-2001 cycle. The Company anticipates that in the future, one grant will be made each year in December for the three-year cycle commencing in the following January. The actual amount paid at the end of each of the 1998-2000 and the 1999-2001 cycles will range from the threshold to the maximum amount, or be $0, depending on the total return to holders of Class A Common Stock relative to the total return to holders of stock in the companies comprising the "peer group" described under "Performance Presentation" during such three-year periods.

                                                                                     Estimated Future Payouts Under Non-Stock
                                                                                     ----------------------------------------
                                                                                                 Price-Based Plans
                                                                                                 -----------------
              (a)                         (b)                   (c)                  (d)                 (e)                (f)
                                   Number of Shares,   Performance or Other
                                    Units or Other         Period Until           Threshold                               Maximum
Name                                  Rights (#)       Maturation or Payout        ($ amt)         Target ($ amt)         ($ amt)
----                                  ----------       --------------------        -------         --------------         -------
Arthur Sulzberger, Jr.........             1           3 years (1998-2000)          100,000            400,000            700,000
                                           1           3 years (1999-2001)          100,000            400,000            700,000

Russell T. Lewis..............             1           3 years (1998-2000)          100,000            400,000            700,000
                                           1           3 years (1999-2001)          100,000            400,000            700,000

Michael Golden................             1           3 years (1998-2000)           50,000            200,000            350,000
                                           1           3 years (1999-2001)           50,000            200,000            350,000

John M. O' Brien..............             1           3 years (1998-2000)           25,000            100,000            175,000
                                           1           3 years (1999-2001)           50,000            200,000            350,000

Janet L. Robinson.............             1           3 years (1998-2000)           25,000            100,000            175,000
                                           1           3 years (1999-2001)           25,000            100,000            175,000

Pension Plan Table

      The following table shows the annual estimated benefits payable under the Company's defined benefit retirement plans upon retirement to employees in specified covered compensation and years of credited service classifications. The maximum annual benefit payable under the plans which cover the executive officers is 50% of average annual covered compensation for the five highest paid consecutive years out of the most recent 10 years. The maximum annual benefit is payable with 20 years of credited service and is prorated for less than 20 years. The amount of estimated annual benefit is based upon the assumption that the nonqualified supplemental executive retirement plan will continue in force in its present form.

Highest                            Estimated Annual Pension For
Five-Year                   Representative Years of Credited Service
Average Annual          ----------------------------------------------------
Compensation                10                    15                  20
-------------           ----------            ----------          ----------
$   500,000             $125,000              $187,500            $250,000
    750,000              187,500               281,250             375,000
  1,000,000              250,000               375,000             500,000
  1,250,000              312,500               468,750             625,000
  1,500,000              375,000               562,500             750,000

      The benefits described in the table above are calculated on a straight-life annuity basis and are not subject to any reduction for Social Security or other offset amounts.

      For named executive officers, annual covered compensation for 1998 is the sum of (i) the amount shown for 1998 in column (c) of the Summary Compensation Table above, (ii) the annual bonus earned for 1997 and (iii) any portion of a bonus earned for 1998 which was paid in 1998. Annual covered compensation for 1998 was $1,085,200 for Arthur Sulzberger, Jr.,

$1,235,800 for Russell T. Lewis, $564,166 for Michael Golden, $826,100 for John
M. O'Brien and $791,100 for Janet L. Robinson.

      The named executive officers had the following full years of credited service as of December 27, 1998: Arthur Sulzberger, Jr.: 20; Russell T. Lewis:
27; Michael Golden: 14; John M. O'Brien: 35; and Janet L. Robinson: 15.

Performance Presentation

      The following graph shows the annual cumulative total shareholder return for the five years ending December 31, 1998, on an assumed investment of $100 on December 31, 1993, in the Company, the Standard & Poor's S&P 500 Stock Index and an index of a peer group of communications companies. The peer group returns are weighted by market capitalization at the beginning of each year. The peer group is comprised of the common stocks of the Company and the following other communications companies: Dow Jones & Company, Inc., Gannett Co., Inc., Knight Ridder, Media General, Inc., The Times Mirror Company, Tribune Company and The Washington Post Company. Shareholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming monthly reinvestment of dividends and (ii) the difference between the issuer's share price at the end and the beginning of the measurement period by
(b) the share price at the beginning of the measurement period.

        Stock Performance Comparison Between S&P 500, The New York Times
           Company's Class A Common Stock and Peer Group Common Stock

 [The following table was represented as a line chart in the printed material.]

                 NYT               Peer Group            S&P 500
                 ---               ----------            -------
12/31/93        $ 100                 $ 100               $ 100
12/31/94        $  93                 $  86               $ 101
12/31/95        $ 119                 $ 118               $ 139
12/31/96        $ 154                 $ 146               $ 171
12/31/97        $ 272                 $ 225               $ 229
12/31/98        $ 288                 $ 235               $ 294

20

Compensation Committee Report

      The Compensation Committee has furnished the following report on executive compensation for inclusion in this Proxy Statement:

      To the Stockholders of The New York Times Company:

            In order to effectively serve the interests of the Company and its stockholders, compensation for the Company's executive officers, including the Chairman and the Chief Executive Officer, is designed to create incentives for high levels of individual and Company performance and to reward such performance. Annual and long-term bonuses are paid only if financial targets are achieved. These targets are set by the Committee in advance and in conjunction with its review of the Company's strategic and operating plans. The Committee grants stock options as part of executive compensation because it views stock options as a means of motivating superior performance and directly linking the interests of executives with those of stockholders. Stock options produce value for executives only if the Company's stock price increases over the option price, which is set at the market price on the date of grant.

            In 1997, the Committee, which consists solely of outside non-employee directors of the Company, structured 1998 compensation for executive officers to consist of salary, an annual bonus potential and stock options. It also set (in February 1998) potential long-term performance awards for the three-year period 1998-2000 and (in December
      1998) potential awards for the three-year period 1999-2001 for most executive officers, including Arthur Sulzberger, Jr. and Russell T. Lewis. As noted above, annual bonus amounts actually paid were based largely on the Company's financial performance. A substantial portion of total potential cash compensation for executive officers depended on annual bonus potentials and thus was tied to Company performance. The more responsible the executive officer's position, the greater the portion of potential total cash compensation that depended on annual bonus potentials.

            Prior to the Committee's determination of salaries and annual bonus potentials for the Company's executive officers, management reported to the Committee on its review of survey data assembled by outside compensation consultants. Management analyzed total actual annual cash compensation and long-term awards for comparable executive positions at United States companies with comparable revenues. Management also reviewed similar data from media companies, including those companies in the peer group described under "Performance Presentation" in this proxy statement. The companies surveyed had annual revenues ranging from approximately $532 million to $13.1 billion, with an average of $4.7 billion and a median of $2.2 billion. The consultants' analyses took into account the effect of revenue size on the compensation practices of individual companies. The data were used to set target annual cash compensation for executive officers slightly above the mid-range of companies surveyed and to allocate a significant portion of such compensation to performance-based annual bonus potentials.

            Salaries for executive officers are generally reviewed annually and were set for 1998 in late 1997. Increases in salary range midpoints over 1997, including increases for the named executive officers, were based on a review of the competitive data described above. The 1998 salary midpoints for the Company's executive officers were generally within the mid-range of practices for companies surveyed, taking into account the Company's revenue size. In setting compensation for individual executive officers, the Committee considered individual performance and responsibilities, the performance of the executive's operating unit, where applicable, and the performance of the Company as a whole. The Committee believes these salaries are appropriate in light of salaries paid for comparable positions at other companies and the individual performance and responsibilities of the executives.

            The Committee increased salaries for Messrs. Sulzberger, Jr. and Lewis on their appointment to their current positions in late 1997 and continued their salaries at those levels through 1998. Prior to setting these salary levels, the Committee reviewed data assembled by outside compensation consultants concerning the compensation for similar positions at other companies of comparable size.

            Annual bonus potentials for 1998 were set for executive officers in late 1997. The amounts actually paid depended principally on the level of achievement of performance against financial targets which were set by the Committee at the same time in 1997 and, to a lesser extent, an individual's performance and contribution to other operating unit and corporate goals. These targets were largely based on operating earnings of the Company or of the person's operating unit and were generally slightly exceeded for 1998.

            The number of stock options granted to each executive officer in 1998 depended on the degree of responsibility of the executive officer's position. The number was based on a review of survey data supplied by outside compensation consultants of stock option grants and other long-term compensation paid to executives at comparable salary and responsibility levels at other companies surveyed to analyze salary and annual bonus compensation. In granting options, the Company's goals are to attract, retain and motivate the highest caliber of executives by offering a competitive combination of annual and long-term compensation and to link a significant portion of executives' total compensation to the interests of stockholders. To implement these goals, the Company's grants were generally made slightly above the mid-range for option grants made by media companies in the survey. All stock options have an exercise price equal to the average of the highest and lowest market price of the Class A Common Stock reported on the date of grant. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long-term value for stockholders, the Committee provided that these stock options become exercisable in equal portions over a four-year period. The number of options previously granted that remain outstanding was not considered in making option grants in 1998.

            The Internal Revenue Code has set certain limitations on the deductibility of compensation paid to a public company's five most highly compensated executive officers. In 1995 and 1998, stockholders of the Company approved amendments to the Company's 1991 Executive Cash Bonus Plan and 1991 Executive Stock Incentive Plan to ensure that compensation paid by the Company to executive officers pursuant to these plans would be deductible by the Company for federal income tax purposes. All compensation paid to the Company's executive officers in 1998 was deductible by the Company in accordance with such provisions of the Internal Revenue Code. To enable the Committee to provide an additional basis for performance targets for its bonus awards, the Committee has recommended certain amendments to the plans that will ensure that bonuses paid to executive officers under the new structure will be deductible by the Company for federal income tax purposes.

            In 1996 and 1997 the earnings per share targets and operating unit targets set for the annual bonuses for Mr. Sulzberger, Jr. and Mr. Lewis were substantially exceeded, resulting in bonus payouts at the maximum amounts permitted under the plan. In 1998 the earnings per share targets set for their annual bonuses were exceeded slightly, resulting in bonus payouts less than the maximum amounts permitted. Annual bonuses for 1998 represented approximately the following percentages of total cash compensation for 1998 for each of them: Mr. Sulzberger, Jr., 48%; and Mr. Lewis, 46%.

            The Committee based 1998 compensation for Mr. Sulzberger, Jr. and Mr. Lewis on several different factors and criteria. The Committee believes that it structured Mr. Sulzberger, Jr.'s and Mr. Lewis's 1998 compensation package to contain significant incentives tying the amount of their compensation to the Company's performance. Stock options produce value in direct proportion to the value realized by all stockholders from price appreciation; annual bonuses are based on the achievement of specified financial performance targets; and long-term bonuses (first granted in 1998 and payable commencing in 2000) will be payable based upon the relative performance of the Company's stock and the stock of the companies described under "Performance Presentation" in this proxy statement. Thus, 1998 compensation was based to a large degree on three types of performance measures, which taken together, closely link Company performance and Messrs. Sulzberger, Jr.'s and Lewis's compensation. Other important factors the Committee considered in the determination of compensation for Mr. Sulzberger, Jr. and Mr. Lewis include their role in focusing and refining the Company's strategy in a challenging advertising environment and establishing a strong management succession program.

                                        Richard L. Gelb, Chairman
                                        John F. Akers
                                        Robert A. Lawrence
                                        Charles H. Price II

22


--------------------------------------------------------------------------------
Proposal Number 2
Approval of Amendments to 1991 Executive Stock Incentive
and 1991 Executive Cash Bonus Plans
--------------------------------------------------------------------------------

Purpose of Amendments

      The Company is proposing amendments (the "Amendments") to the Company's 1991 Executive Stock Incentive Plan (the "Stock Plan") and 1991 Executive Cash Bonus Plan (the "Cash Plan," and the Stock Plan and Cash Plan being collectively referred to as the "Plans" and individually as a "Plan") for approval by the holders of the Class A and Class B Common Stock. The Board of Directors, acting on the recommendation of the Compensation Committee, has approved the Amendments subject to such stockholder approval.

      Adoption of the Amendments is required to insure that all incentive compensation paid by the Company will be deductible by the Company for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder by the Internal Revenue Service (the "Regulations"). A publicly held corporation, such as the Company, must satisfy certain conditions in order to retain its federal income tax deduction for compensation in excess of $1 million per year paid to its chief executive officer or any of the four other officers whose compensation is required to be disclosed in its annual proxy statement ("Affected Officers"). The Plans currently allow the Company to pay incentive compensation based on the achievement of specified annual performance criteria, and such compensation satisfies Section 162(m)'s conditions for deductibility. The Amendments will modify two of the performance-related criteria specified in the Plans and add two additional criteria.

Summary of Plans

      Under the Plans, the Compensation Committee may authorize incentive compensation awards ("Awards") to executives and other key employees. The aggregate amount of Awards under the Plans is limited to 4% of Income Before Income Taxes (as defined in the Plans and subject to adjustments for extraordinary events), with unused amounts being available in subsequent years. All executive officers and employee directors (15 individuals) and seven additional employees are eligible to receive Awards.

      The Compensation Committee may make Awards of cash or Class A Common Stock, which may be delivered immediately, in installments or on a deferred date, and which may be subject to vesting requirements and other conditions; "Annual Performance Awards," which entitle Affected Officers to receive stock or cash in an amount which depends on the achievement of annual targets established by the Compensation Committee under one or more specified Performance Goals; or "Long-Term Performance Awards," which entitle Affected Officers to receive stock or cash in an amount which depends upon the achievement of performance targets measured over a period in excess of one year established by the Compensation Committee under one or more specified Long-Term Performance Goals. Awards under the Cash Plan may be paid only in cash. Awards under the Stock Plan may be in stock, stock equivalents or cash. The maximum number of shares of the Class A Common Stock available under the Stock Plan for Awards is 2,000,000 shares (of which 1,933,040 remained available for future grants as of February 24, 1999) subject to adjustment in the case of a stock split, stock dividend, reclassification or certain other events.

      In addition to Awards, the Stock Plan provides for the granting of stock options ("Options"). All executive officers and employee directors and approximately 535 additional employees are eligible for Option grants. The maximum number of shares of Class A Common Stock that may be issued pursuant to Options is 40,000,000 (of which 11,001,609 remained available for future grants as of February 24, 1999), subject to adjustment in the case of a stock split, stock dividend, reclassification or certain other events. The Amendments do not affect the provisions of the Stock Plan pertaining to Options.

Material Changes Effected by the Amendments

      For the purposes of Annual Performance Awards, the Performance Goals are defined as the attainment of an annual target or targets based on one or more of the following: (i) increase in stockholder value; (ii) earnings per share; (iii) net income; (iv) return on assets; (v) return on stockholders' equity; (vi) operating cash flow (of the Company or division or subsidiary); or (vii) operating profit (of the Company or division or subsidiary). Long-Term Performance Goals are defined as the attainment over a period in excess of one year of a target or targets based on one or more of the same criteria. The Amendments will change the goal specified in (vi) above to "cash flow of the Company or a division, subsidiary or group thereof" and the goal specified in
(vii) above to "operating profit or operating margins of the Company or a division, subsidiary or group therof." In addition, the Amendments will permit Annual Performance Awards and/or Long-Term Performance Awards to be based on the attainment of specified goals pertaining to (i) the improved use of capital and/or assets and (ii) revenue growth, in either case, of the Company or a division, subsidiary or group thereof.

New Benefits

      The Compensation Committee has determined to base the 1999 Annual Performance Awards on the attainment of targeted earnings per share and, if the Amendments are approved, the improved use of capital. The following table sets forth information regarding such Awards payable for 1999 to the two named individuals if targets are achieved. Twenty other individuals are eligible to receive annual bonus Awards based on the same or similar criteria.

Name and Position                                  Annual Performance Award(1)
-----------------                                  ------------------------
Arthur Sulzberger, Jr.
     Chairman of the Board and Publisher
     of The New York Times                                $  418,600
Russell T. Lewis
     President and Chief Executive Officer                $  591,500

All executive officers as a group (2)                     $1,010,100

---------------
1. Performance Awards for 1999 have been based on the attainment of targeted earnings per share and the improved use of capital as measured against pre-established targets. The actual amount of the earnings-based bonus will range from $0 to 200% of the stated amount depending on the extent to which earnings per share targets are partially met or exceeded. Subject to approval of the Amendments, individual bonus amounts will be increased or decreased based upon the improved use of capital of the Company or a division, subsidiary or group thereof, as measured against pre-established targets. However, no officer's bonus may exceed 200% of the amount specified by the Committee for him.

2. Certain annual bonus Awards are designed as Annual Performance Awards to preserve full tax deductibility for these payments. The two named individuals are the only individuals eligible for Annual Performance Awards in 1999 because no such design is required to preserve tax deductibility for other individuals whose bonuses are based on the same criteria.

Amendments; Non-exclusivity

      The Board may, in its discretion, amend the Plans at any time; provided, however, that no amendment that would materially affect the limitation on the annual accrual of available amounts for Awards under the Plans may be made unless such amendment is approved by the holders of a majority of the outstanding shares of Class A and Class B Common Stock entitled to vote on such amendment, voting as a single class. In addition, the Board may make no change that would prevent incentive stock options granted under the Stock Plan from being incentive stock options without the consent of the optionees concerned, and the Board may not make any amendment to the Stock Plan which (1) changes the class of persons eligible for incentive stock options, (2) increases the total number of shares for which Options may be granted, or (3) increases the total number of shares authorized for stock Awards, without the approval of the holders of a majority of the outstanding shares of Class A and Class B Common Stock entitled to vote thereon, voting together as one class.

      Participation in the Plans is not exclusive and does not prevent a Plan participant from participating in any other compensation plan of the Company or from receiving any other compensation from the Company. Plan participants may receive more than one type of Award under the Plans.

24


      The Compensation Committee believes that bonuses are an important part of overall compensation. If the Amendments are not approved by the stockholders, the Compensation Committee will retain the right to adjust each individual's earnings-based bonus amount based on such criteria as may be established by the Committee. In such event, a portion of such bonus may not be deductible by the Company for federal income tax purposes.

Recommendation and Vote Required

      The Board of Directors recommends a vote FOR the following resolution which will be presented to the Annual Meeting:

                  RESOLVED, that the Amendments to the 1991 Executive Stock
            Incentive Plan and the 1991 Executive Cash Bonus Plan described in the Company's 1999 Proxy Statement, be, and the same hereby are, ratified, confirmed and approved.

      The approval of the Amendments will be voted on as one proposal. The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B Common Stock entitled to vote thereon at the Annual Meeting, in person or by proxy, voting together as a single class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

--------------------------------------------------------------------------------
Proposal Number 3
Selection of Auditors
--------------------------------------------------------------------------------

      The Company has an Audit Committee of the Board of Directors, whose members are appointed annually by the Board. The Audit Committee currently consists of George L. Shinn, Chairman, Ellen R. Marram, and Donald M. Stewart, none of whom is an employee of the Company.

      The Audit Committee has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 26, 1999, subject to ratification of such selection by the Class A and Class B stockholders of the Company voting together as one class. Deloitte & Touche LLP has audited the financial statements of the Company for many years.

      The Company has been informed by Deloitte & Touche LLP that such firm has no direct financial interest nor any material indirect financial interest in the Company or any of its affiliated companies. Deloitte & Touche LLP has not had any connection during the past five years with the Company or any of its affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

      A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. Such representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

      The Board of Directors recommends a vote FOR the following resolution which will be presented to the meeting:

                  RESOLVED, that the selection, by the Audit Committee of the
            Board of Directors, of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 26, 1999, is hereby ratified, confirmed and approved.

      The affirmative vote of the holders of a majority of the shares of Class A and Class B Common Stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, an abstention or a broker non-vote will have the same effect as a vote against the foregoing resolution.

--------------------------------------------------------------------------------
Other Matters
--------------------------------------------------------------------------------

Discretionary Authority to Vote Proxy

      Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the Proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and the discretionary authority to do so is included in the Proxy.

Annual Report; Annual Report on Form 10-K

      The Annual Report of the Company for the year 1998 accompanies this Proxy Statement. The Company's 1998 Annual Report on Form 10-K, as filed with the SEC, which includes audited financial statements, is included in the Company's Annual Report.

      Stockholders who would like an additional copy of the Company's 1998 Annual Report on Form 10-K may obtain it, free of charge, upon request to the Secretary of the Company.

Submission of Stockholder Proposals

      Stockholders who intend to present proposals at the 2000 Annual Meeting must insure that such proposals are received by the Secretary of the Company not later than November 11, 1999. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company's 2000 proxy materials.


By Order of the Board of Directors.


LAURA J. CORWIN
Vice President and Secretary
New York, NY
March 10, 1999

                           THE NEW YORK TIMES COMPANY                    CLASS A
             Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting on April 15, 1999

P     The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr.,
R     Laura J. Corwin and Solomon B. Watson IV, and each of them, as proxies
O     with full power of substitution in each, to represent the undersigned at
X     the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be
Y held at 10:00 A.M., local time, at Town Hall, 123 West 43d Street, New York, New York 10036, on Thursday, April 15, 1999, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

Election of Class A Directors. Nominees:                   Change of Address

1. Raul E. Cesan            2. Robert A. Lawrence    ___________________________
3. Charles H. Price II      4. Henry B. Schacht      ___________________________
5. Donald M. Stewart                                 ___________________________
                                                     ___________________________

                                                     (If you have written in the
                                                     above space, please mark
                                                     the corresponding box on
                                                     the reverse side of this
                                                     card)

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------
 ................................................................................
   ^ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL ^

                           The New York Times Company

                         Annual Meeting of Stockholders

                                 April 15, 1999
                                   10:00 A.M.
                                    Town Hall
                               123 West 43d Street
                            New York, New York 10036

                                                                            0473
|X| Please mark your votes as in this example.


    This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class A directors and FOR proposals 2 and 3.

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
--------------------------------------------------------------------------------

                      FOR  WITHHELD                             FOR  AGAINST  ABSTAIN                        FOR  AGAINST  ABSTAIN
1. Election of        |_|    |_|     2. Approval of amendments  |_|    |_|      |_|    3. Ratification of    |_|    |_|      |_|
   Class A Directors                    to the 1991 Executive                             selection of
   (see reverse)                        Stock Incentive Plan                              Deloitte & Touche
                                        and 1991 Executive                                LLP as auditors
                                        Cash Bonus Plan

For, except vote withheld from the following nominee(s)

-------------------------------------------------------

                                        This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 15, 1999.

                                        Your signature on the proxy is your
                                        acknowledgment of receipt of the Notice
                                        of Meeting and Proxy Statement, both
                                        dated March 10, 1999.

                                        The signer hereby revokes all proxies
                                        heretofore given by the signer to vote
                                        at said meeting or at any adjournment
                                        thereof.

                                        Change of address on Reverse Side    |_|

SIGNATURE(S)_____________________________________ DATE _________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.

 ................................................................................
   ^ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL ^

                           The New York Times Company

Dear Stockholder:

The New York Times Company encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.    To vote over the Internet:
      o Log on to the Internet and go to the web site http://www.vote-by-net.com.

2.    To vote by telephone:
      o On a touch-tone telephone, call 1-800-0K2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                  Your vote is important. Thank you for voting.

                           THE NEW YORK TIMES COMPANY                    CLASS B

             Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting on April 15, 1999

P     The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr.,
R     Laura J. Corwin and Solomon B. Watson IV, and each of them, as proxies
O     with full power of substitution in each, to represent the undersigned at
X     the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be
Y held at 10:00 A.M., local time, at Town Hall, 123 West 43d Street, New York, New York 10036, on Thursday, April 15, 1999, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

Election of Class B Directors. Nominees:                                              Change of Address

1. John F. Akers           2. Brenda C. Barnes        3. Richard L. Gelb        ___________________________
4. Michael Golden          5. Russell T. Lewis        6. Ellen R. Marram        ___________________________
7. Arthur Ochs Sulzberger  8. Arthur Sulzberger, Jr.  9. Judith P. Sulzberger   ___________________________
                                                                                ___________________________

                                                                                (If you have written in the
                                                                                above space, please mark
                                                                                the corresponding box on
                                                                                the reverse side of this
                                                                                card)

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------
 ................................................................................
   ^ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL ^

                           The New York Times Company

                         Annual Meeting of Stockholders

                                 April 15, 1999
                                   10:00 A.M.
                                    Town Hall
                               123 West 43d Street
                            New York, New York 10036

                                                                            2553
|X| Please mark your votes as in this example.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class B directors and FOR proposals 2 and 3.

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
--------------------------------------------------------------------------------

                      FOR  WITHHELD                             FOR  AGAINST  ABSTAIN                        FOR  AGAINST  ABSTAIN
1. Election of        |_|    |_|     2. Approval of amendments  |_|    |_|      |_|    3. Ratification of    |_|    |_|      |_|
   Class B Directors                    to the 1991 Executive                             selection of
   (see reverse)                        Stock Incentive Plan                              Deloitte & Touche
                                        and 1991 Executive                                LLP as auditors
                                        Cash Bonus Plan

For, except vote withheld from the following nominee(s)

--------------------------------------------------------

                                        This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 15, 1999.

                                        Your signature on the proxy is your
                                        acknowledgment of receipt of the Notice
                                        of Meeting and Proxy Statement, both
                                        dated March 10, 1999.

                                        The signer hereby revokes all proxies
                                        heretofore given by the signer to vote
                                        at said meeting or at any adjournment
                                        thereof.

                                        Change of address on Reverse Side    |_|

SIGNATURE(S)_____________________________________ DATE _________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.

 ................................................................................
   ^ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL ^

                           The New York Times Company

Dear Stockholder:

The New York Times Company encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.    To vote over the Internet:
      o Log on to the Internet and go to the web site http://www.vote-by-net.com.

2.    To vote by telephone:
      o On a touch-tone telephone, call 1-800-0K2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                  Your vote is important. Thank you for voting.

Please return this card ONLY
IF YOU PLAN TO ATTEND.                      / / I plan to attend the Meeting.*

The New York Times Company
Annual Meeting of Stockholders              Please type or print clearly.
10:00 A.M., Thursday, April 15, 1999

Town Hall
123 West 43rd Street                        _________________________________
New York, New York 10036                    Name of Stockholder

[LOGO]                                      _________________________________
                                            Street Address

                                            _________________________________
                                            City           State   Zip

                                            *To faciliate counting,
                                            please forward your proxy
                                            to the Transfer Agent
                                            even if you are planning
                                            to attend. You can always
                                            revoke it at the meeting
                                            if you wish.

SECRETARY'S OFFICE

                                                                   -------------
                                                                    NO POSTAGE
                                                                     NECESSARY
                                                                     IF MAILED
                                                                      IN THE
                                                                   UNITED STATES
                                                                   -------------

--------------------------------------------
BUSINESS REPLY MAIL
FIRST CLASS MAIL  PERMIT NO 289  NEW YORK NY
--------------------------------------------
POSTAGE WILL BE PAID BY ADDRESSEE

            THE NEW YORK TIMES COMPANY
            229 WEST 43D STREET
            NEW YORK NY 10109-0225